                                                                      Exhibit 10

INDEPENDENT AUDITORS' CONSENT


We consent to the use in Pre-Effective Amendment No. 1 to Registration Statement No. 333-99391 on Form N-1A of WCMA Tax-Exempt Fund of our reports on each Fund and each Trust as listed below, each appearing in Part B of this Registration Statement.

Name                                            Date of our Report
----                                            ------------------
WCMA Money Fund                                 March 3, 2003
Master Money Trust                              February 6, 2003 (February 28, 2003 as to Note 5)

WCMA Government Securities Fund                 March 3, 2003
Master Government Securities Trust              February 6, 2003 (February 28, 2003 as to Note 5)

WCMA Tax-Exempt Fund                            March 3, 2003
Master Tax-Exempt Trust                         February 6, 2003 (February 28, 2003 as to Note 5)

WCMA Treasury Fund                              March 3, 2003
Master Treasury Trust                           February 6, 2003 (February 28, 2003 as to Note 5)



/s/ Deloitte & Touche LLP

Princeton, New Jersey
March 18, 2003